                                                                    Exhibit 10.1

                        DEVELOPMENT AND LICENSE AGREEMENT

                                     BETWEEN

                                THERASENSE, INC.

                                       AND

                               INSULET CORPORATION

                          DATED AS OF JANUARY 23, 2002






































*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS.................................................................     1

ARTICLE I................................................................     2

   DEFINITIONS...........................................................     2
      1.1  "AFFILIATE"...................................................     2
      1.2  "CLAIMS"......................................................     2
      1.3  "COMPETITOR"..................................................     2
      1.4  "CONFIDENTIAL INFORMATION"....................................     2
      1.5  "DEVELOPMENT COMMITTEE".......................................     2
      1.6  "DEVELOPMENT PROGRAM".........................................     2
      1.7  "DEVELOPMENT PROGRAM TECHNOLOGY"..............................     2
      1.8  "EFFECTIVE DATE"..............................................     2
      1.9  "FDA".........................................................     2
      1.10 "FREESTYLE METER".............................................     2
      1.11 "IMPROVEMENT".................................................     2
      1.12 "INITIAL TERM"................................................     2
      1.13 "INSULET".....................................................     2
      1.14 "INSULET LIABILITY"...........................................     2
      1.15 "INSULET MARKS"...............................................     3
      1.16 "INSULET TECHNOLOGY"..........................................     3
      1.17 "PARTY".......................................................     3
      1.18 "PRODUCT".....................................................     3
      1.19 "PRODUCT TECHNOLOGY"..........................................     3
      1.20 "PUMP"........................................................     3
      1.21 "REMOTE CONTROLLER"...........................................     3
      1.22 "RIGHT".......................................................     3
      1.23 "SPECIFICATIONS"..............................................     3
      1.24 "TECHNICAL INFORMATION........................................     3
      1.25 "TERRITORY"...................................................     3
      1.26 "TEST STRIPS".................................................     3
      1.27 "THERASENSE"..................................................     3
      1.28 "THERASENSE LIABILITY"........................................     3
      1.29 "THERASENSE MARKS"............................................     3
      1.30 "THERASENSE PATENTS"..........................................     3
      1.31 "THERASENSE TECHNOLOGY".......................................     3

ARTICLE II...............................................................     3

   THE DEVELOPMENT PROGRAM...............................................     4
      2.1  GENERAL.......................................................     4
      2.2  OVERSIGHT AND SPECIFICATIONS..................................     4
      2.3  TECHNICAL INFORMATION.........................................     4
      2.4  WORK, COSTS AND FACILITIES....................................     4
      2.5  PATENT AND CONFIDENTIAL INFORMATION AGREEMENTS................     4
      2.6  COMPLIANCE WITH SPECIFICATIONS................................     4
      2.7  GOVERNMENTAL APPROVALS........................................     5
      2.8  MANUFACTURING RIGHTS..........................................     5
      2.9  TECHNICAL ASSISTANCE..........................................     5
      2.10 THERASENSE COMPONENTS.........................................     5
      2.11 MODIFICATIONS.................................................     5

ARTICLE III..............................................................     6

   CONFIDENTIAL INFORMATION..............................................     6
      3.1  TREATMENT OF CONFIDENTIAL INFORMATION.........................     6
      3.2  RELEASE FROM RESTRICTIONS.....................................     6

ARTICLE IV...............................................................     7

   INTELLECTUAL PROPERTY RIGHTS..........................................     7
      4.1  THERASENSE TECHNOLOGY.........................................     7
      4.2  INSULET TECHNOLOGY............................................     7
      4.3  DEVELOPMENT PROGRAM TECHNOLOGY................................     7
      4.4  RESPONSIBILITY FOR PROTECTION OF TECHNOLOGY...................     7
      4.5  RIGHT OF OTHER PARTY TO PROSECUTE APPLICATIONS................     8
      4.6  ASSISTANCE....................................................     9
      4.7  CLAIMED INFRINGEMENT..........................................     9
      4.8  WARRANTY......................................................    11

ARTICLE V................................................................    12

   LICENSES..............................................................    12
      5.1  PATENT LICENSE................................................    12
      5.2  TECHNICAL INFORMATION LICENSE.................................    12
      5.3  DEVELOPMENT PROGRAM TECHNOLOGY LICENSE........................    12
      5.4  TRADEMARK LICENSES............................................    13

ARTICLE VI...............................................................    14

   MARKETING, SALES PROMOTION AND CUSTOMER SUPPORT.......................    14
      2.8  COMMERCIALIZATION.............................................    14
      6.2  MARKETING AND CUSTOMER SUPPORT ASSISTANCE.....................    14
      6.3  LABELING......................................................    14
      6.4  REPORTING AND NOTICE..........................................    15
      6.5  COMPLAINTS AND RECALLS........................................    16
      6.6  PUBLICITY.....................................................    16

ARTICLE VII..............................................................    17

   TERMINATION...........................................................    17
      7.1  TERM..........................................................    17
      7.2  TERMINATION FOR CAUSE.........................................    17
      7.3  TERMINATION FOR LACK OF PROGRESS..............................    17
      7.4  DISPOSITION OF LICENSED PRODUCTS..............................    18
      7.5  SURVIVAL OF OBLIGATIONS; RETURN OF CONFIDENTIAL INFORMATION...    18
      7.6  ACCRUED OBLIGATIONS...........................................    18

ARTICLE VIII.............................................................    19

   MISCELLANEOUS.........................................................    19
      8.1  COMPETING SYSTEMS.............................................    19
      8.2  LIMITATION OF LIABILITY; INSURANCE............................    19
      8.3  ASSIGNMENT....................................................    19
      8.4  GOVERNING LAW.................................................    20
      8.5  FORCE MAJEURE.................................................    20
      8.6  WAIVER........................................................    20
      8.7  NOTICES.......................................................    20
      8.8  NON-SOLICITATION..............................................    21
      8.9  NO AGENCY.....................................................    21
      8.10 ENTIRE AGREEMENT..............................................    21
      8.11 HEADINGS......................................................    21

      8.12 SEVERABILITY..................................................    21
      8.13 SUCCESSORS AND ASSIGNS........................................    21
      8.14 COUNTERPARTS..................................................    22
      8.15 DISPUTE RESOLUTION............................................    22
      8.16 INSULET LIABILITY; THERASENSE LIABILITY.......................    23

                        DEVELOPMENT AND LICENSE AGREEMENT

     AGREEMENT dated as of January 23, 2002, between TheraSense, Inc., a Delaware corporation, having its principal place of business at 1360 South Loop Road, Alameda, CA 94502 (hereinafter referred to as "TheraSense") and Insulet Corporation, a Delaware corporation having its principal place of business at 100 Cummings Center, Suite 231G, Beverly, MA 01915 (hereinafter referred to as "Insulet").

                                    RECITALS

     WHEREAS, TheraSense has developed electronic hardware and software capable of coulometrically measuring glucose in a human blood sample that is currently marketed by TheraSense as its "FreeStyle" meter (the "FreeStyle Meter");

     WHEREAS, TheraSense has developed and currently markets glucose test strips for use in conjunction with the FreeStyle Meter (the "Test Strips");

     WHEREAS, Insulet desires to design, develop, manufacture and market a patient drug delivery system (the "Product") consisting of an insulin infusion pump (the "Pump") and a hand held electronic device for controlling the Pump (the "Remote Controller"), which includes a wireless transceiver for communicating with the Pump, diabetes management software and a meter capable of coulometrically measuring glucose in a human blood sample;

     WHEREAS, Insulet desires to adapt the FreeStyle Meter for use with the Remote Controller;

     WHEREAS, TheraSense is willing, for the consideration and upon the terms set forth herein, to facilitate the adaptation of the FreeStyle Meter for use with the Remote Controller; and

     WHEREAS, the Parties desire to coordinate on Insulet's marketing of the Product and TheraSense's marketing of the Test Strips for use with the Product;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, TheraSense and Insulet agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

     1.1 "AFFILIATE" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. Unless agreed to in writing by the Parties, in no event shall a Competitor be an Affiliate.

     1.2 "CLAIMS" is defined in Section 8.16(a).

     1.3 "COMPETITOR" means, (i) regarding Insulet, ***.

     1.4 "CONFIDENTIAL INFORMATION" means the Technical Information and any other information designated in writing by the disclosing Party as confidential or proprietary, whether or not related to the subject matter hereof.

     1.5 "DEVELOPMENT COMMITTEE" is defined in Section 2.2.

     1.6 "DEVELOPMENT PROGRAM" means the collaborative effort conceived, planned, organized, controlled and performed by the Parties to enable Insulet to produce, manufacture and market a Product that includes the FreeStyle Meter, as adapted for this purpose.

     1.7 "DEVELOPMENT PROGRAM TECHNOLOGY" is defined in Section 4.3.

     1.8 "EFFECTIVE DATE" means January 23, 2002.

     1.9 "FDA" means the United States Food and Drug Administration.

     1.10 "FREESTYLE METER" is defined in the Recitals.

     1.11 "IMPROVEMENT" is defined in Section 2.11.

     1.12 "INITIAL TERM" is defined in Section 7.1.

     1.13 "INSULET" means Insulet Corporation, a Delaware corporation.

     1.14 "INSULET LIABILITY" is defined in Section 8.16(a).

     1.15 "INSULET MARKS" means the trademarks owned and used by Insulet in connection with the promotion, marketing and sale of the Product in the Territory and such other trademarks as the Parties may stipulate in writing.

     1.16 "INSULET TECHNOLOGY" is defined in Section 4.2.

     1.17 "PARTY" means TheraSense or Insulet; "PARTIES" means TheraSense and Insulet.

     1.18 "PRODUCT" is defined in the Recitals.

     1.19 "PRODUCT TECHNOLOGY" is defined in Section 4.4.

     1.20 "PUMP" is defined in the Recitals.

     1.21 "REMOTE CONTROLLER" is defined in the Recitals.

     1.22 "RIGHT" is defined in Section 4.7(a).

     1.23 "SPECIFICATIONS" is defined in Section 2.2.

     1.24 "TECHNICAL INFORMATION means electrical and mechanical designs, manufacturing processes, component lists, software, algorithms, technical advice, know-how, and other technical information utilized in the design and manufacture of the FreeStyle Meter (as unaltered and unmodified, and specifically excluding all works derived therefrom).

     1.25 "TERRITORY" means the United States of America.

     1.26 "TEST STRIPS" is defined in the Recitals.

     1.27 "THERASENSE" means TheraSense, Inc., a Delaware corporation.

     1.28 "THERASENSE LIABILITY" is defined in Section 8.16(b).

     1.29 "THERASENSE MARKS" means the "TheraSense" mark, the "FreeStyle" trademark and such other TheraSense trademarks as the Parties may stipulate in writing.

     1.30 "THERASENSE PATENTS" means the patents and patent applications set forth on Schedule A hereto, all continuations and divisions of such applications, all patents issuing from such applications, divisions and continuations, and any reissues, reexaminations and extensions of any such patents.

     1.31 "THERASENSE TECHNOLOGY" is defined in Section 4.1.

                                   ARTICLE II

                             THE DEVELOPMENT PROGRAM

     2.1 GENERAL. Subject to the terms and conditions contained in this Agreement, the Parties agree to undertake the Development Program and shall use all commercially reasonable efforts to ensure that the Development Program is completed in a timely fashion.

     2.2 OVERSIGHT AND SPECIFICATIONS.

          (a) The Parties shall establish a committee (the "Development Committee"), comprised of one designee of TheraSense and one designee of Insulet, to oversee the Development Program. All actions of the Development Committee shall require the concurrence of both designees. If both designees do not concur, then the matter shall be referred to the Vice President of Business Development of TheraSense and the Chief Executive Officer of Insulet for resolution.

          (b) The Development Committee shall undertake commercially reasonable efforts to produce complete performance specifications (the "Specifications") of the Remote Controller, including the FreeStyle Meter as adapted for use with the Remote Controller, within sixty (60) days of the Effective Date. The Specifications shall include both accuracy and precision specifications, which shall meet or exceed such specifications as applicable to the FreeStyle Meter as then used independent of the Remote Controller.

     2.3 TECHNICAL INFORMATION. TheraSense shall provide the Technical Information to Insulet and the Development Committee. If the Development Committee determines that the Development Program could be facilitated by use of existing TheraSense hardware and/or software (other than software provided as part of Technical Information), then the Parties shall enter into good-faith negotiations regarding mutually acceptable terms under which such hardware or software may be utilized by Insulet.

     2.4 WORK, COSTS AND FACILITIES. Insulet shall undertake all engineering, development, prototyping and manufacturing work and bear all costs incurred in the Development Program and the production of the Product, other than costs incurred by TheraSense in providing Technical Information and as otherwise set forth herein or as the Parties may otherwise agree. Insulet shall provide the facilities and staff to be utilized for the Development Program, except as otherwise set forth herein or as the Parties may otherwise agree.

     2.5 PATENT AND CONFIDENTIAL INFORMATION AGREEMENTS. Each Party shall require its designee to the Development Committee and all engineers, assistants, technicians and technical personnel, including consultants, assigned to the Development Program to execute an agreement for the assignment of inventions in accordance with Sections 4.2 and 4.3 and for the protection of Confidential Information in such reasonable form as may from time to time be used by the Party for such purpose.

     2.6 COMPLIANCE WITH SPECIFICATIONS.

          (a) The Development Committee shall ensure that the Product complies with the Specifications before commercial sales of the Product commence. If the Development Committee is unable to verify such compliance, or its members are not in agreement and the matter is not resolved following the referral procedures set forth in Section 2.2, then Insulet shall refer the Product to an independent testing facility selected by Insulet, but reasonably acceptable to TheraSense, which shall evaluate such compliance. The costs of such evaluation shall be borne equally by the Parties. The Parties agree that Insulet shall not commence commercial sales of the Product until TheraSense concurs that the Product complies with the Specifications, provided that such concurrence shall not be unreasonably withheld or delayed.

          (b) TheraSense shall undertake commercially reasonable efforts to ensure that the Test Strips will permit the Product to function within the Specifications.

     2.7 GOVERNMENTAL APPROVALS.

          (a) TheraSense acknowledges that the Product has not been reviewed or approved for sale or use for any purpose by governmental or regulatory bodies in the Territory. Insulet shall be solely responsible for satisfying all regulatory requirements necessary for the sale by it of the Product in the Territory, including the conduct of all necessary clinical trials; provided, however, that TheraSense shall provide to Insulet or appropriate regulatory authority, at TheraSense's expense, all information, data, materials and product samples in its possession reasonably necessary to obtain such approvals.

          (b) TheraSense shall be solely responsible for satisfying all regulatory requirements necessary for all of the Test Strips in the Territory, including the conduct of all necessary clinical trials.

     2.8 MANUFACTURING RIGHTS. Insulet shall have sole rights and options with respect to the manufacture of the Product. TheraSense shall have sole rights and options with respect to the manufacture of the Test Strips.

     2.9 TECHNICAL ASSISTANCE. During the Development Program and throughout the term of this Agreement, TheraSense shall make available to Insulet members of TheraSense's technical staff and consultants to advise Insulet on the scale-up of operations; the obtaining of government approvals necessary to produce, manufacture, distribute and market the Product in the Territory; the start-up of Insulet's commercial production of the Product; and manufacturing of the Product, including training of Insulet personnel, as all such advice relates to the FreeStyle Meter and the Test Strips. ***.

     2.10 THERASENSE COMPONENTS. If the Development Program could be facilitated by using existing TheraSense components, then the Parties shall negotiate mutually acceptable terms under which such components may be used by Insulet.

     2.11 MODIFICATIONS.

          (a) If TheraSense makes any modification, enhancement, bug-fix or upgrade to the FreeStyle Meter that (i) enhances the blood glucose measurement accuracy of the FreeStyle Meter, (ii) increases the blood glucose measurement speed of the FreeStyle Meter or (iii) reduces the size of the blood sample required for the FreeStyle Meter to measure blood glucose levels (individually hereinafter referred to as an "Improvement"), then, if TheraSense has the right to do so, TheraSense shall make such Improvement available to Insulet, and such Improvement shall be deemed to be part of the Technical Information for all purposes of this Agreement. TheraSense shall undertake commercially reasonable efforts to secure the rights necessary to make Improvements available to Insulet.

          (b) Insulet shall not, without prior consultation with TheraSense, modify the Product if such modification would result in a failure to conform with the Specifications.

                                   ARTICLE III

                            CONFIDENTIAL INFORMATION

     3.1 TREATMENT OF CONFIDENTIAL INFORMATION. Each Party shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise the same standard of care it employs to protect its own Confidential Information (and in no event less than a reasonable standard of care) to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees, agents or Affiliates. Without limiting the foregoing, each Party agrees not to make any disclosure of the other party's Confidential Information that will impair the other Party's ability to obtain U.S. or foreign patents on any patentable invention or discovery described in such Confidential Information. The Confidential Information of each Party includes information about third parties disclosed by one Party to the other Party.

     3.2 RELEASE FROM RESTRICTIONS. The provisions of Section 3.1 shall not apply to any Confidential Information disclosed hereunder which:

          (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party; or

          (b) either before or after the date of this disclosure to the receiving Party, is lawfully disclosed to the receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or

          (c) either before or after the date of the disclosure to the receiving Party, becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates and under no obligation of confidentiality; or

          (d) was developed by employees or agents of the receiving Party, as evidenced by the written records of the receiving party, such employees having had no access to any Confidential Information communicated to the receiving Party.

The receiving Party shall not be in violation of this Article III if Confidential Information of the disclosing Party is required to be disclosed by the receiving Party in response to a valid order by a court or other governmental body, provided that the receiving Party provides the disclosing Party with prior written notice of such disclosure in order to permit the disclosing Party to seek confidential treatment of such information.

                                   ARTICLE IV

                          INTELLECTUAL PROPERTY RIGHTS

     4.1 THERASENSE TECHNOLOGY. TheraSense shall own the entire right, title and interest in and to all TheraSense Patents, Technical Information and to all patents, patent applications, know-how and other intellectual property rights to any product, method or apparatus conceived, reduced to practice or developed solely by employees or consultants of TheraSense at any time which relates to the FreeStyle Meter and the Test Strips or their use or manufacture, including those developed for and in the course of the Development Program (referred to, collectively hereunder, as the "TheraSense Technology"), subject, however, to the limited licenses granted hereunder to Insulet.

     4.2 INSULET TECHNOLOGY. Insulet shall own the entire right, title and interest in and to all patents, patent applications, know-how and other intellectual property rights to any product, method or apparatus conceived, reduced to practice or developed solely by employees or consultants of Insulet at any time which relates to the Product or its use or manufacture, including those developed for and in the course of the Development Program (the "Insulet Technology").

     4.3 DEVELOPMENT PROGRAM TECHNOLOGY. *** in and to all patents, patent applications, know-how and other intellectual property rights in any product, method or apparatus conceived, reduced to practice or developed jointly by TheraSense and Insulet in the course of the Development Program (hereinafter, the "Development Program Technology"), subject to the limited license thereto granted to TheraSense under this Agreement.

     4.4 RESPONSIBILITY FOR PROTECTION OF TECHNOLOGY.

          (a) Except as otherwise provided in this Agreement, Insulet shall have the right and responsibility, at Insulet's expense and in its sole, commercially reasonable judgement, to:

               (i) decide whether or not to seek or continue patent protection in any country on any Insulet Technology and Development Program Technology (referred to collectively hereinafter as the "Product Technology");

               (ii) file for, procure and maintain patents in any country on any Product Technology; and

               (iii) protect and enforce any patents issued on any Product Technology, subject to Section 4.5.

          (b) TheraSense hereby authorizes and empowers Insulet and hereby grants to Insulet its permission and consent for Insulet and its authorized attorneys, agents or representatives to assume the responsibilities set forth in Section 4.4(a). Insulet agrees to assume responsibilities and to pay all costs and expenses incurred in carrying out such responsibilities.

          (c) Except as otherwise provided in this Agreement, TheraSense shall have the right and responsibility, at TheraSense's expense and in its sole, commercially reasonable judgement, to:

               (i) decide whether or not to seek or continue patent protection in any country on any TheraSense Technology and the Test Strips;

               (ii) file for, procure and maintain patents in any country on any TheraSense Technology and the Test Strips; and

               (iii) protect and enforce any patents issued on any TheraSense Technology and the Test Strips, subject to Section 4.5.

          (d) Insulet hereby authorizes and empowers TheraSense and hereby grants to TheraSense its permission and consent for TheraSense and its authorized attorneys, agents or representatives to assume the foregoing responsibilities. TheraSense agrees to assume all responsibilities and to pay all costs and expenses incurred in carrying out such responsibilities.

     4.5 RIGHT OF OTHER PARTY TO PROSECUTE APPLICATIONS. If Insulet elects not to file a patent application or application for a certificate of invention, not to maintain a patent or certificate of invention, or to abandon a pending patent application or application for a certificate of invention in the Territory regarding any Development Program Technology, Insulet shall advise TheraSense of such election in a timely manner, and TheraSense shall have the right, at the expense of TheraSense, of filing such application, maintaining such patent or certificate of invention or continuing to attempt to obtain protection on the subject matter disclosed in such pending application. In such case, TheraSense will grant to Insulet a fully paid up, worldwide, nonexclusive license to any such issued patent for the purpose of manufacturing, having manufactured, using, having used, importing, having imported, selling and having sold any

Insulet product or service without the right to sublicense such issued patent, except as set forth below. If TheraSense elects to file and prosecute such application, it shall provide Insulet with written notice and Insulet shall have *** from receipt of such notice to deliver to TheraSense Insulet's agreement to pay ***. Upon Insulet's payment of the Shared Expenses, Insulet's license to the issued patent described above in this Section 4.5 shall include the right to sublicense without restriction.

     4.6 ASSISTANCE. TheraSense shall make available to Insulet or its authorized attorneys, agents or representatives, such of TheraSense's employees as reasonably necessary to assist Insulet in obtaining patent protection for the Product Technology. Insulet shall reimburse TheraSense for all reasonable costs incurred in rendering this assistance to Insulet. Insulet shall make available to TheraSense or its authorized attorneys, agents or representatives, such of Insulet's employees as reasonably necessary to assist TheraSense in protecting the Development Program Technology pursuant to Section 4.5. TheraSense shall reimburse Insulet for all reasonably costs incurred in rendering this assistance to TheraSense. Each Party shall sign or use its best efforts to have signed all legal documents necessary to file and prosecute patent applications or applications for certificates of invention or to obtain or maintain patents or certificates of invention at no charge to the other Party.

     4.7 CLAIMED INFRINGEMENT.

          (a) In the event that any claim, suit or proceeding is brought against TheraSense that the manufacture, use, sale or import of the Product infringes any patent, copyright, trade secret or similar proprietary right ("Right") of any third party, Insulet will defend TheraSense at Insulet's expense against such claim or, at Insulet's option, settle such claim (provided that such settlement includes a general release of all claims in favor of TheraSense), and will pay any settlements or judgments ultimately awarded against TheraSense as a result of such claim, provided that:

               (i) Insulet is notified in writing promptly after TheraSense has received notice of such a claim and Insulet has received a copy of all communications received by TheraSense in connection with such claim;

               (ii) Insulet is allowed to exercise sole control over the defense of the claim and all related settlement negotiations; and

               (iii) TheraSense provides to Insulet, at Insulet's expense, all reasonably necessary assistance, information and authority to perform the above.

          (b) Insulet will not be obligated to indemnify TheraSense, or undertake the defense, of any part of a claim under Section 4.7(a) which part asserts liability arising from a Right which would be infringed by the FreeStyle Meter alone or the Test Strips alone or the FreeStyle Meter in combination with the Test Strips alone.

          (c) In the event that any claim, suit or proceeding is brought against Insulet that the manufacture, use, sale or import of the Product infringes any Right of any third party, TheraSense will defend Insulet at TheraSense's expense against such claim or, at TheraSense's option, settle such claim (provided that such settlement included a general release of all claims against Insulet), and will pay all settlements or judgements ultimately awarded against Insulet as a result of such claims, provided that:

               (i) TheraSense shall only be obligated to indemnify Insulet, or undertake the defense, of that part of a claim under Section 4.7(c) which part asserts liability arising from a Right which would be infringed by the FreeStyle Meter alone or the Test Strips alone or the FreeStyle Meter in combination with the Test Strips alone;

               (ii) TheraSense is notified in writing promptly after Insulet has received notice of such a claim and TheraSense has received a copy of all communications received by Insulet in connection with such claim;

               (iii) TheraSense is allowed to exercise sole control over defense of the claim and all settlement negotiations; and

               (iv) Insulet provides to TheraSense, at TheraSense's expense, all reasonably necessary assistance, information and authority to perform the above.

          (d) In the event that sale of the Product is enjoined based on a determination that the Product, or its manufacture or use, infringes a Right, but where there has been no determination that any Right is infringed by the FreeStyle Meter (or its manufacture or use) alone or the Test Strips (or their manufacture or use) alone or the FreeStyle Meter in combination with the Test Strips (or their use in such combination) alone, then Insulet will use commercially reasonably efforts, at its expense and in its sole discretion, to:

               (i) obtain a license from any third party necessary to permit Insulet to continue making, selling, using and importing the Product; and/or

               (ii) replace or modify the Product (or its manner of manufacture or use) in such a manner that the injunction is no longer effective to stop sales of the Product.

          If, after commercially reasonable efforts, Insulet is unable to effect a satisfactory solution to any such infringement claim under paragraphs (i) or (ii) of this Section 4.7(d), it will have the right to terminate this Agreement upon *** notice to TheraSense.

          (e) In the event that sale of the Product is enjoined based on a determination that a Right is infringed by the FreeStyle Meter (or its manufacture or use) alone or the Test Strips (or their manufacture or use) alone or the FreeStyle Meter in combination with the Test Strips (or their use in such combination) alone, then TheraSense will use commercially reasonable efforts, at its expense and in its sole discretion, to:

               (i) obtain a license from any third party necessary to permit Insulet to continue making, selling, using and importing the Product; and/or

               (ii) replace or modify the Technical Information and/or the Test Strips in such a manner that the injunction is no longer effective to stop sales of the Product.

          If, after commercially reasonable efforts, TheraSense is unable to effect a satisfactory solution to any such infringement claim under paragraphs (i) or (ii) under this Section 4.7(e), it will have the right to terminate this Agreement upon *** written notice to Insulet.

          (f) This Section 4.7 constitutes the sole and exclusive remedies and liabilities of the Parties in respect to this subject matter hereof.

          (g) For purposes of this Section 4.7, TheraSense hereby represents and warrants that all components of the Technical Information, as delivered to Insulet and unaltered subsequently, are embedded in the FreeStyle Meter.

     4.8 WARRANTY.

          (a) TheraSense warrants that it owns the TheraSense Technology as in existence on the Effective Date and that TheraSense has the full power and right to grant the rights and licenses granted to Insulet under Sections 5.1, 5.2 and 5.4(a) of this Agreement.

          (b) TheraSense warrants that the Test Strips and the Technical Information will (as applicable):

               (i) be free from defects in design, materials or workmanship;

               (ii) be of merchantable quality and fit for the purpose for which it or they is or are intended; and

               (iii) with respect to the Test Strips only, will conform to all applicable laws and regulations in the place of manufacture relating to the manufacture thereof.

          (c) Insulet warrants that it owns the Insulet Technology as in existence on the Effective Date and that Insulet has the full power and right to grant the rights and licenses granted to TheraSense under Section 5.4(b) of this Agreement.

          (d) Insulet warrants that the Products:

               (i) will perform within the Specifications;

               (ii) will be free from defects in design (except as such defect may be solely related to the Technical Information), materials and workmanship;

               (iii) will be of merchantable quality and fit for the purposes for which they are intended; and

               (iv) will conform to all applicable laws and regulations in the place of manufacture relating to the manufacture thereof.

          (e) THIS SECTION 4.8 STATES THE PARTIES' SOLE AND EXCLUSIVE WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION 4.8, THE PARTIES MAKE NO ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED.

                                    ARTICLE V

                                    LICENSES

     5.1 PATENT LICENSE. TheraSense hereby grants to Insulet and its Affiliates a non-exclusive, fully paid, non-transferable (except as otherwise provided in Section 8.3), non-sublicensable license in the Territory under the TheraSense Patents for the sole and exclusive purpose of manufacturing, having manufactured, using, having used, importing, having imported, selling and having sold the Product in the Territory in conjunction with the Test Strips. The license granted pursuant to this Section 5.1 shall continue in effect until the earlier of the termination or expiration of this Agreement (and thereafter as provided in Article VII) or until the expiration of the last patent licensed to Insulet hereunder. TheraSense shall retain all right, title and interest to TheraSense Patents, subject to the limited license granted to Insulet hereunder.

     5.2 TECHNICAL INFORMATION LICENSE. TheraSense hereby grants to Insulet and its Affiliates a non-exclusive, fully paid, non-transferable (except as otherwise provided in Section 8.3), non-sublicensable license to use the Technical Information in the Territory for the sole and exclusive purpose of manufacturing, having manufactured, using, having used, importing, having imported, selling and having sold the Product in the Territory in conjunction with the Test Strips. The license granted pursuant to this Section 5.2 shall continue in effect during the term of this Agreement (and thereafter as provided in Article VII). TheraSense shall retain all right, title and interest to the Technical Information, subject to the limited license granted to Licensed hereunder.

     5.3 DEVELOPMENT PROGRAM TECHNOLOGY LICENSE. Insulet hereby grants to TheraSense a perpetual, non-exclusive, fully paid, non-transferable (except as otherwise provided herein) license under the Development Program Technology, including the right to grant sublicenses without restriction. Insulet shall retain all right, title and interest to the

Development Program Technology, subject to the limited license granted to TheraSense hereunder.

     5.4 TRADEMARK LICENSES.

     (a) TheraSense hereby grants to Insulet and its Affiliates a limited, fully paid, non-exclusive, non-transferable (except as otherwise provided in Section 8.3), non-sublicensable license to use and reproduce the TheraSense Marks for the sole and exclusive purpose of marketing, distributing, selling and having sold the Product in the Territory in conjunction with the Test Strips. The license granted pursuant to this Section 5.4(a) shall continue in effect during the term of this Agreement (and thereafter as provided in Article VII). TheraSense shall retain all right, title and interest in TheraSense Marks, subject to the limited license granted to Insulet hereunder. TheraSense shall provide Insulet with copies of the TheraSense Marks in an appropriate form for the uses contemplated herein. TheraSense shall have the right to approve the appearance and placement of the TheraSense Marks in advance of their use, which approval shall not be unreasonably withheld.

     (b) Insulet hereby grants to TheraSense and its Affiliates a limited, fully paid, non-exclusive, non-transferable (except as otherwise provided in Section 8.3), non-sublicensable license to use and reproduce the Insulet Marks for the sole and exclusive purpose of promoting the Products and marketing, distributing, selling and having sold the Test Strips in the Territory. The license granted pursuant to this Section 5.4(b) shall continue in effect during the term of this Agreement (and thereafter as provided in Article VII). Insulet shall retain all right, title and interest in the Insulet Marks, subject to the limited license granted to TheraSense hereunder. Insulet shall provide TheraSense with copies of the Insulet Marks in an appropriate form for the uses contemplated herein. Insulet shall have the right to approve the appearance and placement of the Insulet Marks in advance of their use, which approval shall not be unreasonably withheld.

     (c) TheraSense agrees and acknowledges that, if it has obtained or obtains in the future, in any country, any right, title or interest in any mark, symbol, phrase or domain name that is identical to, includes, is similar to, or likely to be confused with any Insulet Mark, then TheraSense has acted or will act as an agent for the benefit of Insulet for the limited purpose of obtaining the registration of and all right, title and interest in such mark, domain name, symbol or phrase in favor of Insulet. Insulet agrees and acknowledges that, if it has obtained or obtains in the future, in any country, any right, title or interest in any mark, symbol, phrase or domain name that is identical to, includes, is similar to, or likely to be confused with any TheraSense Mark, then Insulet has acted or will act as an agent and for the benefit of TheraSense for the limited purpose of obtaining the registration of and all right, title and interest in such domain name, symbol or phrase in favor of TheraSense. Each Party agrees to execute any and all instruments deemed by the other Party to be necessary to satisfy its rights under this Section 5.4(c).

                                   ARTICLE VI

                 MARKETING, SALES PROMOTION AND CUSTOMER SUPPORT

     6.1 COMMERCIALIZATION. Promptly and diligently upon the completion of the appropriate phase of the Development Program, Insulet shall, at its expense, or at the expense of its Affiliates and distributors, exert commercially reasonable efforts to:

          (a) conduct any and all necessary and appropriate animal and human testing on the Product, and control the manner and extent of such testing;

          (b) provide for commercial scale production of the Product;

          (c) satisfy all regulatory requirements as set forth in Section
     2.7(a);

          (d) promote and market the Product in the Territory on a diligent commercial basis, after approval by the FDA and other applicable regulatory authorities; and

          (e) provide sales and service support to customers of the Product within the Territory on a regular basis consistent with good business practices.

     6.2 MARKETING AND CUSTOMER SUPPORT ASSISTANCE.

          (a) TheraSense will, at its own expense, provide Insulet with marketing and technical assistance and promotional materials (in English) that TheraSense, in its sole discretion, considers reasonably necessary to assist with the promotion of the Product. Insulet may, when required, translate and localize any illustration, diagrams and texts furnished by TheraSense into other appropriate languages used in the Territory, and Insulet shall be entitled to distribute such literature within the Territory solely for the purpose of promoting sales of the Product after any such translations have been submitted to and approved by TheraSense, such approval not to be unreasonably withheld or delayed. TheraSense agrees to assign and hereby assigns to Insulet all rights, title and interests, including, but not limited to, copyright rights, in all such translations.

          (b) TheraSense will, at its own expense, provide

               (i) Insulet's support personnel with reasonable access to TheraSense support personnel to assist Insulet in providing customer support relating to the Technical Information and the Test Strips; and

               (ii) provide a reasonable level of assistance regarding the training of Insulet employees with respect to the Technical Information.

     6.3 LABELING.

          (a) Insulet shall *** label each Remote Controller commercially delivered in the Territory with TheraSense's "FreeStyle" trademark and such other of the TheraSense Marks as the Parties may determine and such trademarks of Insulet as Insulet may determine. The appearance and placement of such trademarks shall be at Insulet's reasonable discretion, subject to TheraSense's rights under
     Section 5.4(a).

          (b) TheraSense may, at its discretion, label Test Strips delivered in the Territory with Insulet Marks and such trademarks of TheraSense as TheraSense shall determine. The appearance and placement of such trademarks shall be at TheraSense's reasonable discretion, subject to, with respect to the Insulet Marks, Insulet's rights under Section 5.4(b).

     6.4 REPORTING AND NOTICE.

          (a) At the end of each calendar quarter after commercial distribution of the Product has commenced, Insulet shall provide TheraSense with a quarterly report, which shall include the following information: unit sales of the Remote Controller to customers in the Territory and monthly placements of the Remote Controller in the Territory made free of charge.

          (b) The Parties shall meet at least quarterly to discuss the development status of the Product (such discussions to include a reasonably comprehensive report on such status) developments regarding the market, competitors, government authorities and other material developments important to the success of the Product or the Test Strips, or otherwise of material importance to the other Party.

          (c) Insulet shall promptly notify TheraSense of any adverse events or customer complaints related to TheraSense's products, including the Test Strips, of which it becomes aware. TheraSense shall promptly notify Insulet of any adverse events or customer complaints related to the Product of which it becomes aware.

          (d) If Insulet considers granting distribution rights to the Product to a third party (including by virtue of a sale of Insulet's assets or capital stock) other than to an Affiliate of Insulet, then Insulet shall so notify TheraSense, provided that

               (i) such notice would not violate any contractual obligation by which Insulet is bound;

               (ii) Insulet need provide such notice only one time; and

               (iii) such obligation shall not preclude Insulet from entering into a "no shop" or other exclusivity agreement, if such an agreement is specifically requested by a third party.

          (e) TheraSense will, as soon as reasonably practicable, notify Insulet of any planned:

               (i) Improvement to the FreeStyle Meter;

               (ii) material change to Test Strips that may adversely affect the performance of the Product with the Test Strips; and

               (iii) discontinuance of the FreeStyle Meter or the Test Strips.

     Insulet will, as soon as reasonably practicable, notify TheraSense of any planned:

               (i) material change that relates to the Remote Controller; or

               (ii) discontinuance of the Product.

          Nothing in this Section 6.4(e) shall be construed to constrain Insulet from improving or in any way altering the Product or to constrain TheraSense from improving on or in any way altering the FreeStyle Meter or the Test Strips, provided that, in each case, the Product would continue to perform with the Test Strips within the Specifications.

          (f) TheraSense shall notify Insulet (provided such notice would not violate any contractual obligation by which TheraSense is bound) of any newly developed glucose monitoring technology that TheraSense has determined that it intends to commercialize, and the Parties shall negotiate in good faith to determine if and under what terms such technology shall be incorporated into the Product.

     6.5 COMPLAINTS AND RECALLS. Insulet shall manage all complaints, failure analysis and recalls related to the Product in the Territory in a commercially reasonably manner. In the event of a recall or potential recall of the Product in the Territory, Insulet shall notify and consult with TheraSense with regard to the measures to be taken consistent with good business practice. Such undertaking shall be at Insulet's expense; provided, however, that if the cause of such complaint, failure or recall is a flaw that is also present in the FreeStyle Meter or the Test Strips, then TheraSense shall reimburse Insulet for all reasonable costs incurred. TheraSense shall render commercially reasonable support and information to assist Insulet in managing any complaints, failures or recalls related to the Test Strips or the functioning of the Test Strips with the Remote Controller.

     6.6 PUBLICITY.

          (a) Neither Party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement, the Development Program or the existence of an arrangement between the Parties, without the prior approval of the other Party, which shall not be unreasonably withheld, except as otherwise required by law.

          (b) After the Effective Date, when mutually agreeable to the Parties, the Parties shall agree on the language of a press release to be used by the Parties to publicize the relationship established under this Agreement. The Parties agree to jointly promote each other services by providing hypertext lines to each other's web sites on their own web site and by undertaking such other joint promotional activities as may be mutually agreed by the Parties.

                                   ARTICLE VII

                                   TERMINATION

     7.1 TERM. This Agreement shall remain in effect for seven years or until terminated in accordance with the provisions of this Article VII (the "Initial Term"). At the end of the Initial Term, this Agreement shall automatically renew for subsequent three-year terms unless written notice of termination is given by either Party to the other Party at least ninety (90) days prior to the Agreement's then-current expiration date.

     7.2 TERMINATION FOR CAUSE. Each Party shall be entitled to terminate this Agreement if:

          (a) the other Party shall be in material breach of any of its obligations hereunder (except as described in Section 7.2(e)) and shall fail to remedy any such breach within *** after receiving written notice thereof by the non-breaching Party (in which case the Agreement will automatically terminate at the end of such *** period),

          (b) the other Party is acquired by a Competitor of the first Party (in which case the Agreement shall automatically terminate upon the other Party's receipt of written notice of termination by the first Party, which notice must be received by the other Party no later than *** of the date on which the first Party first learns of the closing of such acquisition),

          (c) (i) insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party's debts under United States, California or Massachusetts law are instituted by or against the other Party, unless the other Party timely contests such proceedings,
     (ii) the other Party's makes an assignment for the benefit of creditors, or
     (iii) the other Party dissolves or ceases to do business,

          (d) the first Party receives a notice of discontinuance of the commercialized Product or the FreeStyle Meter or the Test Strips from the other Party pursuant to Section 6.4(e), or

          (e) Insulet violates Section 8.1 of this Agreement (in which case the Agreement shall automatically terminate upon Insulet's receipt of written notice of termination by the TheraSense, which notice must be received by Insulet within *** of the date on which TheraSense first learns of such breach).

     7.3 TERMINATION FOR LACK OF PROGRESS. Either Party shall be entitled to terminate this Agreement in the event that the development of the Product is not proceeding reasonably within the schedule and resources specified by the Development Committee, with *** notice to the other Party; provided, however, that the Parties agree to undertake in good faith commercially reasonable efforts to remedy the situation during such *** period; and provided further, however, that Insulet shall not seek to employ such right of termination, in whole or in part, for purpose of nullifying its obligations under Section 8.1.

     7.4 DISPOSITION OF LICENSED PRODUCTS.

          (a) Upon any termination of this Agreement pursuant to Sections 7.1 or 7.2, Insulet shall within thirty (30) days of the effective date of such termination notify TheraSense of the amount of Products that Insulet, its Affiliates and distributors then have completed on hand, and Insulet, its Affiliates and distributors shall thereupon be permitted during the *** following such termination to sell that amount of Products. All licenses granted pursuant to Article V shall remain in effect until the last sale or the expiration of such *** period (whichever is earlier).

          (b) Upon the termination of this Agreement pursuant to Sections 7.1 or 7.2, TheraSense shall notify Insulet of the amount of Test Strips that TheraSense has on hand that bear any Insulet Marks, and TheraSense and its Affiliates and Distributors shall thereupon be permitted during the *** following such termination to sell that amount of Test Strips with Insulet Marks. TheraSense may sell Test Strips without restriction upon removal of all Insulet Marks. The license granted pursuant to Section 5.4(b) shall remain in effect until the last sale of the Test Strips with Insulet Marks or all the expiration of such *** period (whichever is earlier).

          (c) Except as permitted in this Section 7.4, TheraSense shall cease all use of the Insulet Marks, and Insulet shall cease all use of the TheraSense Marks, upon termination of this Agreement.

     7.5 SURVIVAL OF OBLIGATIONS; RETURN OF CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, the obligations of the Parties under Article III, Section 4.7, Sections 5.1, 5.2 and 5.4 (to the extent specifically provided in Section 7.4), Section 5.3, Section 7.4, Section 8.2,
Section 8.8, Section 8.15 and Section 8.16 shall survive and continue to be enforceable. Upon any termination of this Agreement, each Party upon request of the other Party shall promptly return to the other Party all written Confidential Information, and all copies thereof, of the other Party.

     7.6 ACCRUED OBLIGATIONS. Expiration or termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 COMPETING SYSTEMS. Insulet agrees that it shall not market, promote, display or commercially ship a Remote Controller with any glucose monitoring system other than pursuant to this Agreement or to another agreement to which Insulet and TheraSense are parties for a period of ***.

     8.2 LIMITATION OF LIABILITY; INSURANCE.

          (a) Except for the obligations or representations set forth in Article III, Section 4.7 or Section 8.16, in no event shall a Party's liability to the other Party for damages of any nature arising out of or in connection with this Agreement, regardless of the form of action, whether for breach of warranty or contract, in tort (including negligence) or otherwise, exceed ***. In no event shall a Party be liable to the other Party or to any third party for any special, incidental, indirect or consequential damages of any kind, or for the loss of its or any third party's (including customers of such Party) profits, revenue, data or property arising out of or in connection with this Agreement for expenses incurred, even if such Party shall have been advised of or known of or such have known of the possibility of such potential loss, damage or expenses.

          (b) It is agreed that the limitation and exclusions of liability set forth in this Section 8.2 and elsewhere in this Agreement are intended by the Parties to be a reflection of the agreed allocation of the commercial risks that may arise out of or occur in connection with this Agreement. Further, the Parties hereto agree that the provisions above that exclude liability for any consequential damages and limit liability of TheraSense for other damages shall in no event be invalidated or deemed unenforceable under this Agreement should any limited warranty or remedy set forth in this Agreement fail of its essential purpose.

          (c) During the term of this Agreement, each Party shall maintain liability insurance policies, including without limitation, product liability insurance coverage, in commercially adequate amounts. Each Party's policy shall name the other Party as an additional insured and contain an endorsement to provide the other Party with at least thirty (30) days prior written notice of any cancellation or nonrenewal of such policy. Each Party shall furnish to the other Party copies of such Party's policies.

     8.3 ASSIGNMENT. Neither this Agreement nor any of the rights, licenses or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except (i) to an Affiliate of a Party or (ii) to a party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise, provided that such acquiring party is not a Competitor of the non-assigning Party.

     8.4 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and except as otherwise set forth in
Section 8.15(b).

     8.5 FORCE MAJEURE. In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than the payment of money) due to any act of God; fire; casualty; flood; war; act of terrorism; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority, including any governmental law, order of regulation permanently or temporarily prohibiting or reducing the level of research, development or production work hereunder or the manufacture, use or sale of Products; epidemic; destruction of production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet experimentation or manufacturing needs; or any other cause beyond the reasonable control of the Party invoking this Section 8.5 if such Party shall have used its best efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

     8.6 WAIVER. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

     8.7 NOTICES. Any notice or other communication in connection with this Agreement must be in writing and by mail, certified, return receipt requested, by electronic facsimile transmission or courier service, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the address or.

     If to TheraSense:

          TheraSense, Inc.
          1360 South Loop Road
          Alameda, CA 94502
          Attention: Vice President, General Counsel

     If to Insulet:

          Insulet Corporation
          100 Cummings Center
          Suite 231G

          Beverly, MA 01915
          Attention: Chief Executive Officer

     With a copy to:

          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, MA 02110
          Attention: Lawrence S. Wittenberg, Esq.

     8.8 NON-SOLICITATION. During the term of the Agreement and for a period of *** after the termination of this Agreement for any reason, neither Party will directly or indirectly solicit the employment of any employee of the other Party without such other Party's prior written consent; provided, however, that either Party may, without the prior written consent of the other Party, engage in general recruiting not specifically directed to any of the other Party's employees, including, without limitation, placing "help-wanted" type advertisements in newspapers and trade journals and on radio programs and Internet-based recruiting services, participating in job fairs and similar events open to the public, and the like.

     8.9 NO AGENCY. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

     8.10 ENTIRE AGREEMENT. This Agreement and the Schedules hereto (which Schedules are deemed to be a part of this Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

     8.11 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

     8.12 SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

     8.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

     8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.15 DISPUTE RESOLUTION.

          (a) In the event that a dispute arises under this Agreement (a "Dispute"), the Dispute shall first be referred to the Vice President of Business Development of TheraSense and the Chief Executive Officer of Insulet for resolution.

          (b) Subject to Section 8.15(a), if the Parties are unable to resolve a Dispute, the Dispute shall be settled by binding arbitration conducted in San Francisco, California (if Insulet shall bring such Dispute to arbitration) or in Boston, Massachusetts (if TheraSense shall bring such Dispute to arbitration) or in such location upon which the Parties may otherwise agree, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect by one (1) arbitrator appointed in accordance with such rules. The decision and/or award rendered by the arbitrator shall be written (specifically stating the arbitrator's findings of facts as well as the reasons upon which the arbitrator's decision is based), final and nonappealable (except for an alleged act of corruption or fraud on the part of the arbitrator) and may be entered in any court of competent jurisdiction. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party. The arbitrator shall have the authority to grant injunctive relief and order specific performance. The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrator shall permit such discovery as it deems necessary to permit an equitable resolution of the Dispute. Evidence need not be obtained in the presence of the arbitrator. At the arbitration hearing, each Party may make written and oral presentations to the arbitrator, present testimony and written evidence, and examine witnesses. The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the Parties. Each Party shall bear the cost of its own attorneys' fees and expert fees. The Parties and the arbitrator shall use their best efforts to complete any such arbitration within one
     (1) year after the appointment of the arbitrator, unless a Party can demonstrate to the arbitrator that the complexity of the issues or other reasons warrant the extension of the time table. In such case, the arbitrator may extend such time table as reasonably required. The arbitrator shall, in rendering its decision, apply the substantive law of the State of Delaware, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 8.15(b) shall be governed by the U.S. Federal Arbitration Act. Pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy, either Party may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that Party.



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

     8.16 INSULET LIABILITY; THERASENSE LIABILITY

          (a) Insulet agrees unconditionally, at its expense, to defend, indemnify, and hold harmless TheraSense and its Affiliates and any directors, officers, agents, and employees of the foregoing, for any and all losses, costs, liabilities, or expenses (including, without limitation, reasonable attorneys' and expert witnesses' fees) incurred or arising from any claims, proceedings, criminal investigations, or suits ("Claims") that are based on or arise out of the negligence, strict liability in tort or willful misconduct of Insulet, its Affiliates or agents relating to the design, manufacture, production, sale, import or use of the Product ("Insulet Liability"). Insulet's obligations subject to this Section 8.16(a) shall be subject to the following:

               (i) Insulet is notified in writing promptly after TheraSense has received notice of a Claim for Insulet Liability and Insulet has received a copy of all communications received by TheraSense in connection with such Claim;

               (ii) Insulet is allowed to exercise sole control over the defense of the Claim and all related settlement negotiations (provided that any settlement includes a general release of all claims (including any Claims) in favor of TheraSense); and

               (iii) TheraSense provides to Insulet, at Insulet's expense, all reasonably necessary assistance, information and authority to perform the above.

          (b) Insulet will not be obligated to defend, indemnify, and hold harmless TheraSense and its Affiliates and any directors, officers, agents, and employees of the foregoing pursuant to Section 8.16(a) for any Claim for Insulet Liability to the extent aspects of such Claim are based on or arise out of the negligence, strict liability in tort or willful misconduct of TheraSense, its Affiliates or agents relating to (i) TheraSense's design of the FreeStyle Meter, (ii) the manufacture, production, sale, import or use of the FreeStyle Meter (provided that the FreeStyle Meter has been manufactured, produced, sold, imported and used in accordance with the Specifications) or (iii) the design, manufacture, production, sale, import or use of the Test Strips (collectively referred to as "TheraSense Liability").

          (c) TheraSense agrees unconditionally, at its expense, to defend, indemnify, and hold harmless Insulet and its Affiliates and any directors, officers, agents, and employees of the foregoing, for any Claims for TheraSense Liability. TheraSense's obligations subject to this Section 8.16(c) shall be subject to the following:

               (i) TheraSense is notified in writing promptly after Insulet has received notice of a Claim for TheraSense Liability and TheraSense has received a copy of all communications received by Insulet in connection with such Claim;

               (ii) TheraSense is allowed to exercise sole control over the defense of the Claim and all related settlement negotiations (provided that any settlement includes a general release of all claims (including any Claims) in favor of Insulet); and

               (iii) Insulet provides to TheraSense, at TheraSense's expense, all reasonably necessary assistance, information and authority to perform the above.

          (d) TheraSense will not be obligated to defend, indemnify, and hold harmless Insulet and its Affiliates and any directors, officers, agents, and employees of the foregoing pursuant to Section 8.16(c) for any Claim for Insulet Liability.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have caused this Development and License Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date first above written.

                                   THERASENSE, INC.


                                   By: /s/ Ephraim Heller
                                       -----------------------------------------
                                   Name: Ephraim Heller
                                   Title: Vice President of Business Development


                                   INSULET CORPORATION


                                   By: /s/ Thomas E. Wood
                                       -----------------------------------------
                                   Name: Thomas E. Wood
                                   Title: Chief Executive Officer

                                   SCHEDULE A

                               TheraSense Patents

                                       ***